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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-92699 and 333-4030 and Form S-3 No. 333-31161) pertaining to the Heartport, Inc. 1999 Supplemental Stock Option Plan and Employee Stock Purchase Plan, the Heartport, Inc. 1996 Stock Option Plan and Employee Stock Purchase Plan, and the convertible subordinated notes, of our report dated January 19, 2001, with respect to the consolidated financial statements and schedule of Heartport, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                  Ernst & Young LLP

Palo Alto, California
February 15, 2001